EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Gold Lakes Corp.

We hereby consent to the inclusion in this Registration Statement on form S-1 (Amendment 3) of our report dated November 10, 2016 relating to the financial statements of Gold Lakes Corp. as of and for the years ended July 31, 2016 and July 31, 2015.

We further consent to being named as “Experts” in accounting and auditing as defined in the report.

/s/ ZBS Group LLP

ZBS Group LLP

Plainview, New York

December 14, 2016

255 Executive Drive, Suite 400 Plainview, New York 11803

Tel: (516) 394-3344 Fax: (516) 908-7867

www.zbscpas.com